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                                                                    EXHIBIT 23.2



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Popular, Inc. of our report dated October 30, 2002 relating to the financial statements of Equity One, Inc. Savings and Retirement Plan, which appears in the Annual Report on Form 11-K for the year ended December 31, 2001 of Equity One, Inc. Savings and Retirement Plan.


/s/ PricewaterhouseCoopers LLP



New York, New York
October 31, 2002